SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                     FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of report (Date of earliest event reported)      May 22, 1997

                   __________________________________________


                                     XCL LTD.
           (Exact Name of Registrant as Specified in Its Charter)


                                     Delaware
                  (State or other Jurisdiction of Incorporation)


     1-10669                                   51-0305643
(Commission File Number)                     (I.R.S. Employer
                                           Identification Number)


                                 110 Rue Jean Lafitte
                              Lafayette, Louisiana 70508
                        (Address of Principal Executive Offices)


                                     318-237-0325
                  (Registrant's Telephone Number, Including Area Code)



Item 9.     Sales of Equity Securities Pursuant to Regulation S.

     As set forth below, the Company sold in a series of private placements in compliance with Regulation S under the Securities Act of 1933, as amended ("Securites Act"), an aggregate of 870,000 shares of Common Stock through the exercise of warrants previously granted to Sreedeswar Holdings, Inc. These warrants were initially issued on December 22, 1995, in connection with a series of Unit offerings conducted through Rauscher Pierce & Clark, Inc., and its wholly-owned subsidiary, Rauscher Pierce & Clark Ltd., as the Placement Agent, in compliance with Regulation S of the Securities Act. The Company agreed to reduce the exercise price of such warrants provided the warrants were immediately exercised. Pursuant to such agreement the initital warrant exercise prices of $0.25 per share were reduced to $0.21 per share, net, with the Placement Agent accepting $0.01 per share rather than 8% of the exercise price as set forth in the Placement Agreement.

Exercise Date          Warrants        Shares          Net
                       Exercised       Issued     Consideration
-------------          ---------      -------     -------------

May 22, 1997           870,000        870,000        $182,700

In all instances the warrants were exercised outside the U.S. by persons or entities who certified that they were non-U.S. persons as defined in Regulation S and the shares were all delivered against payment outside the U.S. in accordance with such Regulation.

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        XCL LTD.

     June 6, 1997                  /s/ John T. Chandler
________________________       By:_______________________________
             Date                    John T. Chandler
                                        President